Multiband Announces 2012 Third Quarter Results

2012 Year-to-Date Revenues of $227.7 million up 2.3% from $222.6 million in comparable period in 2011

Q3 of 2012 generated an operating profit of $3.5 million and net income of $1.6 million

Q3 Revenue in the MDU segment increases by 31.2% over the comparable period in 2011

EBITDA for the third quarter improves 71.4% to $6.0 million over the previous quarter

November 14, 2012 MINNEAPOLIS --(Business Wire)-- Multiband Corporation, (NASDAQ:MBND), a leading Home Service Provider (HSP) for DIRECTV and the nation's largest DIRECTV Master System Operator (MSO) for Multiple Dwelling Units (MDU’s), today announced financial results for the third quarter ended September 30, 2012.

Third Quarter Highlights

•	MDU segment revenue increases by 31.2% and 25.0% for the three and nine month periods in 2012 over the comparable periods in 2011 due to a 60.0% increase in the number of subscribers covered under its Master System Operator agreement with DIRECTV reflecting the consolidation occurring in the market. Total subscribers supported under this agreement now total 139,000
•	Q3 EBITDA grows by 71.4% to $6.0 million over $3.5 million reported for Q2. Company does not capitalize its vehicle leases. If these leases were capitalized, 2012 Adjusted EBITDA would total $10.1 million for the current quarter and $22.4 million year-to-date
•	Subsequent to the end of the quarter, the Company announced that DIRECTV had extended both the HSP and MDU contracts now expiring in 2016

James L. Mandel, CEO of Multiband, commented, “In 2012, our core HSP revenues with DIRECTV were lower than the previous year periods by $8 million and $15 million for the three and the nine months ended September 30. Although we have replaced that revenue via our diversification initiatives, the replacement revenue is not as profitable as what we experience from our HSP business. As we have shown in the past, we are able to improve our operations but it does take significant effort and time. We are confident that these new sources of revenue will produce materially better results in 2013.”

Other Highlights

•	Operating income was $3.5 million for both the three and nine months ended September 30, 2012
•	Net income attributable to common stockholders was $1.6 million for the quarter ($0.07 per basic and fully diluted share)
•	Cash grew to $10.1 million from $8.7 million at the end of the second quarter, an increase of 16%

Conference Call Information

A conference call and live webcast will take place Wednesday, November 14, 2012 at 4:30 p.m. Eastern Time.

Anyone interested in participating should call 1-877-941-2069 if calling within the United States or 1-480-629-9713 if calling internationally. There will be a playback available until November 21, 2012. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pin number 4575294 for the replay.

The call will also be accompanied live by webcast over the Internet and accessible at: http://public.viavid.com/index.php?id=102511

About Multiband Corporation

Multiband Corporation (Nasdaq: MBND) engages with a vast and growing array of technologies including renewable energy, wireless infrastructure, electrical power systems, digital signage, commercial audio/video solutions, hospitality IPTV and VOD systems. Multiband completes nearly 20% of all DIRECTV’s installations, maintenance and upgrades for residents of single-family homes. Multiband also supplies broadband cable and satellite internet solutions for homes and businesses across the nation. As the largest nationwide DIRECTV master system operator in the Multiple Dwelling Unit (MDU) market and one of the largest full-service home service providers (HSPs), Multiband is a driven leader in a competitive industry. Additionally, Multiband is a leading provider of software and integrated billing services to MDUs on a single bill, including video, voice, data and other value-added local services, both directly and through strategic partnerships. Multiband focuses on providing world-class customer service and the highest level of performance for all partners and customers, from multinational corporations to individual families. Multiband is headquartered in Minneapolis, Minn., and has offices strategically placed around the continental United States.

Statements about our future expectations are "forward-looking statements" within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. When used herein, the words "may," "will," "should," "anticipate," "believe," "appear," "intend," "plan," "expect," "estimate," "approximate," and similar expressions are intended to identify such forward-looking statements. These statements involve risks and uncertainties inherent in our business, including those set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2011, and other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Company Contact

Contact: James Mandel, CEO for Multiband Corporation at (763)504-3000

Investor Contact

Brett Maas, Hayden IR, (646) 536-7331 or brett@haydenir.com

NON-GAAP Financial Measures

To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Multiband has attached to this news release, and will post to the company's investor relations website (www.multibandusa.com), a reconciliation of differences between GAAP and non-GAAP financial information that may be required in connection with issuing the it's quarterly financial results.

Multiband, as is common in its industry, uses Adjusted EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. Multiband manages its business based on its cash flows. Multiband, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. Multiband, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses Adjusted EBITDA as its primary management guide. Since an outside investor may base its evaluation of Multiband's performance based on the net income of loss and not its cash flows, there is a limitation to the Adjusted EBITDA measurement. Adjusted EBITDA is not, and should not be considered, an alternative to net income or loss, income or loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP). The most directly comparable GAAP reference in Multiband's case is the removal of interest, depreciation, amortization, taxes and other non-cash expense.

Multiband Corporation and Subsidiaries

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

(in thousands)

(Unaudited)

	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012

Net Income (GAAP)	$1,627	$121
Add (deduct):
Stock-based compensation expense	75	984
Non-cash reserves	183	330
Other than temporary impairment loss on available-for-sale securities	71	652
Gain on bargain purchase	(177)	(177)
Non-recurring acquisition and start-up expenses
Other	38	100
Total Non-GAAP adjustments	190	1,889

Interest expense	935	2,774
Depreciation and amortization	1,789	5,277
Provision for income taxes	1,015	185
Non-recurring acquisition expenses	467	1,221

EBITDA (Non-GAAP)	6,023	11,467

Adjustment for non-capitalized vehicles leases	4,072	10,902

Adjusted EBITDA (Non-GAAP)	$10,095	$22,369

MULTIBAND CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2012 (unaudited)	September 30, 2011 (unaudited)	September 30, 2012 (unaudited)	September 30, 2011 (unaudited)

REVENUES	$85,695	$86,366	$227,727	$222,623

COSTS AND EXPENSES
Cost of products and services (exclusive of depreciation and amortization shown separately below)	62,893	60,332	167,750	160,201
Selling, general and administrative	17,557	17,014	51,218	45,131
Depreciation and amortization	1,789	1,566	5,277	4,986

Total costs and expenses	82,239	78,912	224,245	210,318

INCOME FROM OPERATIONS	3,456	7,454	3,482	12,305

OTHER EXPENSE
Interest expense	(935)	(1,038)	(2,774)	(2,989)
Interest income	6	7	19	19
Proceeds from life insurance	-	-	-	409
Gain on bargain purchase	177	-	177	-
Losses attributable to available for-sale securities	(71)	-	(652)	-
Other income	9	125	54	246

Total other expense	(814)	(906)	(3,176)	(2,315)

INCOME BEFORE INCOME TAXES	2,642	6,548	306	9,990

PROVISION FOR INCOME TAXES	1,015	2,869	185	4,369

NET INCOME	1,627	3,679	121	5,621

Preferred stock dividends	68	70	303	729
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,559	$3,609	$(182)	$4,892

INCOME (LOSS) PER COMMON SHARE – BASIC:
INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$0.07	$0.17	$(0.01)	$0.32
INCOME (LOSS) PER COMMON SHARE – DILUTED:
INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$0.07	$0.16	$(0.01)	$0.26
Weighted average common shares outstanding – basic	21,690	21,595	21,744	15,418
Weighted average common shares outstanding - diluted	22,427	23,047	21,744	19,791

MULTIBAND CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	September 30, 2012 (unaudited)	December 31, 2011 (audited)
CURRENT ASSETS
Cash and cash equivalents	$10,129	$18,169
Available-for-sale securities	-	1,191
Accounts receivable, net	31,735	28,359
Inventories	11,065	14,276
Costs and estimated earnings in excess of billings on uncompleted contracts	1,633	998
Prepaid expenses and other	2,447	1,361
Income tax receivable	833	42
Deferred tax assets – current	6,814	6,862
Total Current Assets	64,656	71,258
PROPERTY AND EQUIPMENT, NET	11,815	6,304
OTHER ASSETS
Goodwill	37,796	37,796
Intangible assets, net	12,451	14,597
Restricted cash – certificate of deposit	1,682	-
Insurance collateral	10,898	8,061
Other assets	1,470	2,452
Deferred tax assets – long-term	949	1,134
Total Other Assets	65,246	64,040

TOTAL ASSETS	$141,717	$141,602

MULTIBAND CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

(in thousands, except share and liquidation preference amounts)

	September 30, 2012 (unaudited)	December 31, 2011 (audited)
CURRENT LIABILITIES
Short-term debt	$1,498	$457
Related parties debt – short term	650	-
Current portion of long-term debt, net of original issue discount	34,369	4,936
Current portion of capital lease obligations	538	324
Accounts payable	28,031	32,354
Billings in excess of costs and estimated earnings on uncompleted contracts	24	41
Accrued liabilities - current	21,978	24,113
Deferred service obligations and revenue	503	1,570
Total Current Liabilities	87,591	63,795
LONG-TERM LIABILITIES
Accrued liabilities – long-term	5,889	5,352
Long-term debt, net of current portion and original issue discount	3,521	29,229
Capital lease obligations, net of current portion	884	274
Total Liabilities	97,885	98,650
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Cumulative convertible preferred stock, no par value:
8% Class A (12,696 shares issued and outstanding, $133,308 liquidation preference)	191	191
10% Class C (109,000 shares issued and outstanding, $1,090,000 liquidation preference)	1,411	1,411
10% Class F (150,000 shares issued and outstanding, $1,500,000 liquidation preference)	1,500	1,500
8% Class G (10,000 shares issued and outstanding, $100,000 liquidation preference)	41	41
6% Class H (0.00 and 1.00 shares issued and outstanding, $0 and $100,000 liquidation preference)	-	-
Common stock, no par value (21,640,959 and 21,612,380 shares issued and outstanding)	66,495	66,290
Stock-based compensation	49,857	49,000
Accumulated deficit	(75,663)	(75,481)
Total Stockholders' Equity	43,832	42,952

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$141,717	$141,602